UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2017

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2017, Oxford Immunotec Global PLC (the “Company”) announced the appointment of Stefan Linn to the position of Chief Operating Officer of the Company, effective August 28, 2017.

Prior to joining the Company, Mr. Linn served as a senior vice president for IMS Health Holdings, Inc., a publicly traded, global information and technology services company serving the health care industry, from October 2010 to March 2016. Before joining IMS Health, Mr. Linn was a director at TPG Capital, a global private equity investment firm, from 2008 to 2010, where he worked with healthcare and consumer portfolio companies to drive operating improvements. Prior to joining TPG Capital, from 2001 to 2008, Mr. Linn was a senior vice president at McKesson Corporation, a global leader in healthcare supply chain management systems, retail pharmacy, community oncology and specialty care, where he was responsible for marketing strategy, product development and customer programs. While with McKesson Corporation, Mr. Linn served as President of Health Mart, its franchise pharmacy business, and oversaw McKesson’s consumer products division, packaging business and patient relationship solutions division. Earlier in his career, Mr. Linn was a vice president at Merck-Medco Managed Care, LLC and worked for McKinsey & Company. Mr. Linn earned his bachelor’s degree in Economics from the University of Dallas and his Master of Business Administration from the University of California at Berkeley.

In connection with Mr. Linn’s appointment, the Company entered into an employment agreement with Mr. Linn, with an effective date of August 28, 2017 (the “Employment Agreement”), that sets forth the terms and conditions of Mr. Linn’s employment as the Company’s Chief Operating Officer. The Employment Agreement has no specific term and establishes an at-will employment relationship. Mr. Linn’s annual base salary under the Employment Agreement is $400,000. Although not specified in the Employment Agreement, Mr. Linn is also eligible for an annual cash incentive opportunity equal to 50% of his base salary, subject to achievement of corporate performance goals established by the Remuneration Committee as well as individual performance goals established by our Chief Executive Officer, Dr. Peter Wrighton-Smith, at the beginning of each fiscal year.

As Chief Operating Officer, Mr. Linn is eligible to participate in the Company’s 2013 Share Incentive Plan. Equity awards granted to Mr. Linn will include a “double trigger” change in control provision, providing for full acceleration of vesting of all awards upon the occurrence of a change of control event that results in the termination of his employment.

Under the Employment Agreement, if the Company terminates Mr. Linn’s employment other than for “cause” (as defined in the Employment Agreement) or Mr. Linn terminates his employment for “good reason” (as defined in the Employment Agreement), Mr. Linn will be entitled to receive, subject to certain conditions, severance equal to nine months of his then-current base salary, payable as salary continuation. Mr. Linn’s right to receive severance is conditioned on, among other things, providing the Company with a signed release, complying with all post-employment obligations and restrictions, including non-competitive restrictions that remain in effect for one year following termination of employment.

Following the appointment of Mr. Linn to the position of Chief Operating Officer, Dr. Peter Edwardson will no longer serve as Chief Operations Officer of the Company, a role Dr. Edwardson has held since October 2013. Dr. Edwardson will assume the role of Senior Vice President, Head of Blood Screening of the Company, effective August 28, 2017.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Item 7.01 Regulation FD Disclosure

On August 30, 2017, the Company issued a press release announcing the appointment of Mr. Linn to the position of Chief Operating Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated August 30, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2017

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley
SVP, General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated August 30, 2017.